Exhibit 99.1

News Release FOR IMMEDIATE RELEASE

Media and Financial Contact: Gentry Brann 225.987.7372 gentry.brann@shawgrp.com

Shaw to Host Conference Call Today

BATON ROUGE, La., Sept. 6, 2011 – The Shaw Group Inc. (NYSE: SHAW) announced it will hold a conference call today, Sept. 6, 2011, at 10 a.m. Eastern time (9 a.m. Central time) to discuss its Investment in Westinghouse. A slide presentation will be posted on the Investor Relations page of Shaw’s website at www.shawgrp.com approximately one hour prior to the conference call.

Interested parties may dial 1.800.588.4973 to listen to the conference call live or access a live audio webcast of the call on the Investor Relations page of Shaw's website at www.shawgrp.com.

A replay of the conference call will be available after the call by telephone, as well as on the company’s website. To listen to the replay by telephone, dial 1.888.843.7419 and use pass code 30657987#.

The Shaw Group Inc. (NYSE:SHAW) is a leading global provider of engineering, construction, technology, fabrication, remediation and support services for clients in the energy, chemicals, environmental, infrastructure and emergency response industries. A Fortune 500 company with fiscal year 2010 annual revenues of $7 billion, Shaw has approximately 27,000 employees around the world and is a power sector industry leader according to Engineering News-Record’s list of Top 500 Design Firms. For more information, please visit Shaw’s website at www.shawgrp.com.

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This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls and market conditions, that may not be realized. Actual future results and financial performance could vary significantly from those anticipated in such statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise.

Among the factors that could cause future events or transactions to differ from those we expect are those risks discussed under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010, our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011, and May 31, 2011, and other reports filed with the Securities and Exchange Commission (SEC). Please read our “Risk Factors” and other cautionary statements contained in these filings.

As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.